UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ		85706
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01Other Events.

On August 15, 2018, HTG Molecular Diagnostics, Inc. (the “Company”) and QIAGEN Manchester Limited (“QML”), a U.K. corporation and wholly owned subsidiary of QIAGEN N.V., entered a second amendment of the second statement of work (“SOW Two”) under the parties’ Master Assay Development, Commercialization and Manufacturing Agreement (such amendment, the “Second SOW Two Amendment”). SOW Two was first amended on August 8, 2018.

SOW Two, dated October 2017, as amended, relates to a project for which the Company and QML are performing collaborative development services for what is expected to be a multi-stage project leading to the potential development and commercialization of a companion diagnostic assay in support of one or more of the therapeutic development and commercialization programs of a pharma partner. The Second SOW Two Amendment enables the use of the investigational use only (“IUO”) assay developed in the initial-phase of SOW Two in additional disease indications.

The next phase development activities to be performed under the Second SOW Two Amendment are expected to be completed by the end of 2018. QML has agreed to pay the Company low, single-digit millions of dollars in development fees for the additional assay development activities. In addition, the Company and QML will share in any net profits (as determined under the Master Assay Development, Commercialization and Manufacturing Agreement) generated by this next phase development work.

Concurrent with the signing of the Second SOW Two Amendment, the Company, QML and the pharma partner entered into an amendment to the Supplement Agreement initially entered into by the parties in October 2017. The amendment to the Supplement Agreement establishes certain rights and obligations of the parties with regard to confidential information and other intellectual property needed to perform, and/or produced as a result of the next phase project activities contemplated by the Second SOW Two Amendment and does not materially change the terms and conditions agreed upon by the parties in the original Supplement Agreement.

QIAGEN North American Holdings, Inc., a wholly owned subsidiary of QIAGEN N.V., owns 833,333 shares of the Company’s common stock, and holds a Subordinated Convertible Promissory Note issued by the Company in the principal amount of $3.0 million.

Forward Looking Statements

Statements contained in this report regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits or outcomes of SOW Two, as amended, and the potential development and commercialization of a companion diagnostic assay. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward‑looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, the risk that the activities contemplated by SOW Two, as amended, may not be performed as expected, or at all, the risk that the existing IUO assay may not be used in additional disease indications as expected, or at all, the risk that the work to be performed under SOW Two, as amended, may not support additional clinical trials or the development and commercialization of a companion diagnostic assay, risks associated with our ability to successfully commercialize our products; the risk that our products and services may not be adopted by biopharmaceutical companies or other customers as anticipated, or at all; our ability to manufacture our products to meet demand; the level and availability of first party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of first parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2018	HTG Molecular Diagnostics, Inc.

	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
Senior Vice President and Chief Financial Officer